Exhibit 5.1

5 March, 2020

Matter No.:827312

Doc Ref: CWHB/kl/104709991

Meten EdtechX Education Group Ltd.

3rd Floor, Tower A, Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518045

The People’s Republic of China

Dear Sirs,

Meten EdtechX Education Group Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-4 (File No. 333-235859) as amended filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) 77,902,857 ordinary shares, par value US$0.0001 each of the Company (the “Ordinary Shares”), (ii) 10,355,000 warrants (“Warrants”) entitling the holder to purchase one Ordinary Share at a price of US$11.50 per Ordinary Share, and (iii) 250,000 units (“Units”) consisting of one Ordinary Share and one Warrant (the “Offering”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed (1) the memorandum and articles of association of the Company adopted on 27 September, 2019, (2) the unanimous written resolutions of the directors of the Company and unanimous written resolutions of the members of the Company each passed on 5 March, 2020 (the “Listing Resolutions”), (3) the amended and restated memorandum of association and the amended and restated articles of association of the Company conditionally adopted pursuant to the Listing Resolutions and proposed to become effective prior to the closing of the Offering (the “Listing M&As”), (4) a copy of the register of members of the Company dated 4 October, 2019, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Listing Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will become effective prior to the closing of the Offering, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issuance of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and is in good standing. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Enforcement of Civil Liabilities” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

 /s/ Conyers Dill & Pearman

Conyers Dill & Pearman